POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Jane E. Trust, Christopher Berarducci, Robert I. Frenkel and George P. Hoyt with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Director and/or officer of Western Asset Mortgage Opportunity Fund Inc., a registration statement on Form N-2 (including amendments, post-effective amendments and prospectus supplements thereto) and all other documents in connection therewith, including, without limitation, any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, (the “Securities Act”), to be filed with the Securities and Exchange Commission pursuant to the Securities Act and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 22nd day of January, 2020.

/s/ Jane E. Trust Jane E. Trust	Chairman, President, Chief Executive Officer and Director

/s/ Christopher Berarducci Christopher Berarducci	Principal Financial Officer

/s/ Robert D. Agdern Robert D. Agdern	Director

/s/ Carol L. Colman Carol L. Colman	Director

/s/ Daniel P. Cronin Daniel P. Cronin	Director

/s/ Paolo M. Cucchi Paolo M. Cucchi	Director

/s/ William R. Hutchinson William R. Hutchinson	Director

/s/ Eileen A. Kamerick Eileen A. Kamerick	Director

/s/ Nisha Kumar Nisha Kumar	Director